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                                                                     Exhibit 3.7

                            CERTIFICATE OF FORMATION
                                       OF
                            DIRECTV ENTERPRISES, LLC

        This Certificate of Formation of DIRECTV Enterprises, LLC (the "LLC") is being duly executed and filed by Jan Williamson, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section. 18-101, et seq.).

        FIRST: The name of the limited liability company formed hereby is DIRECTV Enterprises, LLC.

        SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.

        THIRD: This Certificate of Formation shall be effective on the date of filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 16 day of July, 2002.

                                            By:  /s/ Jan Williamson
                                               ---------------------------------
                                               Name: Jan Williamson
                                               Title:  Authorized Person